Exhibit 28(a)
                                                                to Form 10-K


                                      FORM 11-K


      (X) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      For the fiscal year ended September 30, 1994

                                         OR

      ( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      For the transition period from            to

      Commission file number   0-16452

      A. Full title of the plan and the address of the plan if different from that of the issuer named below:

                              A. P. GREEN INVESTMENT PLAN

                                (address same as below)

      B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                              A. P. Green Industries, Inc.
                                    Green Boulevard
                                Mexico, Missouri 65265

                               A.P. GREEN INDUSTRIES, INC.
                                    INVESTMENT PLAN

                          Financial Statements and Schedules

                              September 30, 1994 and 1993

                      (With Independent Auditors' Report Thereon)

                               A.P. GREEN INDUSTRIES, INC.
                                    INVESTMENT PLAN

                           Table of Contents and Definitions




Table of Contents:
      Independent Auditors' Report

      Statement of Net Assets Available for Plan Benefits, September 30, 1994

      Statement of Net Assets Available for Plan Benefits, September 30, 1993

      Statement of Changes in Net Assets Available for Plan Benefits, Year ended
        September 30, 1994

      Statement of Changes in Net Assets Available for Plan Benefits, Year ended
        September 30, 1993

      Notes to Financial Statements, September 30, 1994 and 1993

                                                                        Schedule
                                                                        --------
    Item 27a:
      Schedule of Assets Held for Investment Purposes, September 30, 1994    1

      Schedule of Assets Which Were Both Acquired and Disposed of Within
        the Plan Year                                                        *

    Item 27b - Schedule of Loans or Fixed Income Obligations in Default      *

    Item 27c - Schedule of Leases in Default or Classified as Uncollectible  *

    Item 27d - Schedule of (5%) Reportable Transactions, Year ended
      September 30, 1994                                                     2

    Item 27e - Schedule of Non-Exempt Transactions With Parties-in-Interest  *


* The Trustees have certified that there were no assets acquired and disposed of within the year ended September 30, 1994 which require separate disclosure, no party-in-interest transactions during the year ended September 30, 1994, and no obligations or leases in default at September 30, 1994.


Definitions:
    Plan                -  A.P. Green Industries, Inc. Investment Plan

    Plan Administrator 	-  The Benefits Administration Committee

    Trustees            -  Mercantile Bank of St. Louis N.A. and LaSalle
                             National Trust, N.A.

    ERISA               -  Employee Retirement Income Security Act of 1974

    ESOT                -  Employee Stock Ownership Trust

    Company             -  A.P. Green Industries, Inc.

                             Independent Auditors' Report

The Employee Benefits Committee
A.P. Green Industries, Inc.
   Investment Plan:

We have audited the statements of net assets available for plan benefits of the A.P. Green Industries, Inc. Investment Plan (the Plan) as of September 30, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts of disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of September 30, 1994 and 1993, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additionalanalysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, such information is fairly presented in all material respects in relation to the basic financial statements taken as a whole.



/s/  KPMG Peat Marwick LLP



November 11, 1994

                                  FINANCIAL STATEMENTS

                                                A.P. GREEN INDUSTRIES, INC.
                                                     INVESTMENT PLAN

                                     Statement of Net Assets Available for Plan Benefits

                                                    September 30, 1994


                                                                                         USG                             Total
                                   Common    Guaranteed    Equity   Balanced    Loan    stock     Total                401(k) &
                                   stock       income      index      fund    suspense  fund      401(k)     ESOT        ESOT
                                   ------    ----------    ------   --------  --------  -----     ------     ----      --------
 Assets:
 Investments:
   Marketable, at fair value:
     Common stocks               $6,273,507       -          -          -         -       -     6,273,507  7,645,209  13,918,716
     Mutual funds                     -      13,869,098  2,038,220  1,705,427     -       -    17,612,745      -      17,612,745
   Insurance contracts, at
     contract value                   -           -          -          -         -       -         -          -           -
   Participant notes receivable       -           -          -          -      566,767    -       566,767      -         566,767
                                 ----------  ----------  ---------  ---------  -------  -----  ----------  ---------  ----------
   Total investments              6,273,507  13,869,098  2,038,220  1,705,427  566,767    -    24,453,019  7,645,209  32,098,228
 Cash and cash equivalents           (5,922)    137,336         21      -           44  4,313     135,792        149     135,941
 Accrued interest and dividends
   receivable                            46         720          6          5     -        15         792          7         799
 Contributions receivable            15,626      17,966      8,284      5,661     -       -        47,537      -          47,537
                                 ----------  ----------  ---------  ---------  -------  -----  ----------  ---------  ----------
   Total assets                   6,283,257  14,025,120  2,046,531  1,711,093  566,811  4,328  24,637,140  7,645,365  32,282,505
 Liabilities - note payable to
   A.P. Green Industries, Inc.        -           -          -          -         -       -         -      8,020,769   8,020,769
                                 ----------  ----------  ---------  ---------  -------  -----  ----------  ---------  ----------
   Net assets available
       for plan benefits         $6,283,257  14,025,120  2,046,531  1,711,093  566,811  4,328  24,637,140   (375,404) 24,261,736
                                 ==========  ==========  =========  =========  =======  =====  ==========  =========  ==========

See accompanying notes to financial statements.






                                                A.P. GREEN INDUSTRIES, INC.
                                                      INVESTMENT PLAN

                                     Statement of Net Assets Available for Plan Benefits

                                                    September 30, 1993


                                                                                        USG                             Total
                                   Common   Guaranteed   Equity    Balanced    Loan    stock     Total                 401(k) &
                                   stock      income     index       fund    suspense  fund      401(k)     ESOT         ESOT
                                   ------   ----------   ------    --------  --------  -----     ------     ----       --------
 Assets:
 Investments:
   Marketable, at fair value:
     Common stocks               $5,219,233       -          -         -         -       -     5,219,233  6,618,116  11,837,349
     Mutual funds                     -      10,799,286  2,250,627 1,594,488     -       -    14,644,401      -      14,644,401
   Insurance contracts, at
     contract value                   -       2,445,428      -         -         -       -     2,445,428      -       2,445,428
   Participant notes receivable       -           -          -         -      524,092    -       524,092      -         524,092
                                 ----------  ----------  --------- ---------  ------- ------  ----------  ---------  ----------
   Total investments              5,219,233  13,244,714  2,250,627 1,594,488  524,092    -    22,833,154  6,618,116  29,451,270
 Cash and cash equivalents           13,918     111,645      -         -         -    54,411     179,974          8     179,982
 Accrued interest and dividends
   receivable                            91     107,415     11,438         3     -       118     119,065          3     119,068
 Contributions receivable            14,536      16,696      7,319     5,232     -       -        43,783      -          43,783
                                 ----------  ----------  --------- ---------  ------- ------  ----------  ---------  ----------
   Total assets                   5,247,778  13,480,470  2,269,384 1,599,723  524,092 54,529  23,175,976  6,618,127  29,794,103
 Liabilities - note payable to
   A.P. Green Industries, Inc.        -           -          -         -         -       -         -      8,491,512   8,491,512
                                 ----------  ----------  --------- ---------  -------  -----  ----------  ---------  ----------
   Net assets available
       for plan benefits         $5,247,778  13,480,470  2,269,384 1,599,723  524,092 54,529  23,175,976 (1,873,385) 21,302,591
                                 ==========  ==========  ========= =========  ======= ======  ==========  =========  ==========

See accompanying notes to financial statements.







                                                       A.P. GREEN INDUSTRIES, INC.
                                                            INVESTMENT PLAN

                                                   Statement of Changes in Net Assets
                                                      Available for Plan Benefits

                                                     Year ended September 30, 1994
                                                                                         USG                                Total
                           Common   Guaranteed  Equity   Balanced  Suspense   Loan      stock      Total                  401(k) &
                           stock      income    index      fund     account suspense    fund       401(k)       ESOT        ESOT
                           ------   ----------  ------   --------  -------- --------    -----      ------       ----      --------
Additions:
 Employer contributions $    -          -         -          -         -        -          -          -      1,114,533   1,114,533
 Employee contributions    405,390    471,136   229,130    153,762     -        -          -     1,259,418       -       1,259,418
 Interest and dividends     84,015     17,761    51,407     48,347   48,554         9      722     250,815     127,433     378,248
 Realized gain (loss)       93,209     72,200   127,109     17,948     -        -          -       310,466    (369,890)    (59,424)
 Net appreciation
   (depreciation) of
   marketable
   investments             804,737    745,487  (108,363)   (81,154)    -        -          -     1,360,707   1,018,875   2,379,582
 Transfers from various
   plan funds              208,527    657,230   145,461    198,578  252,833 1,811,856      -     3,274,485      88,314   3,362,799
 Other miscellaneous
   receipts                  1,237        475        43         27       44       (10)    (672)      1,144     452,476     453,620
                         --------- ---------- ---------  ---------  ------- ---------   ------  ----------  ----------- ----------
   Total additions       1,597,115  1,964,289   444,787    337,508  301,431 1,811,855       50   6,457,035   2,431,741   8,888,776
                         --------- ---------- ---------  ---------  ------- ---------   ------  ----------  ----------- ----------
Deductions:
 Benefits paid to
   participants             50,877      -         -           -        -    1,702,128      -     1,753,005      17,069   1,770,074
 Fees and expenses             (23)     2,991        27    (12,900)    -        -          (33)     (9,938)          3      (9,935)
 Interest expense            -          -         -           -        -        -          -          -        806,693     806,693
 Transfers to various
   plan funds              510,782  1,416,648   667,613    239,038  258,712   109,727   50,284   3,252,804     109,995   3,362,799
                         --------- ---------- ---------  ---------  ------- ---------   ------  ----------  ----------- ----------
   Total deductions        561,636  1,419,639   667,640    226,138  258,712 1,811,855   50,251   4,995,871     933,760   5,929,631
   Net increase
     (decrease) in net
     assets available
     for plan benefits   1,035,479    544,650  (222,853)   111,370   42,719     -      (50,201)  1,461,164   1,497,981   2,959,145
Net assets available
 for plan benefits:
 Balance, beginning of
   year                  5,247,778 13,480,470 2,269,384  1,599,723  524,092     -       54,529  23,175,976  (1,873,385) 21,302,591
                         --------- ---------- ---------  ---------  ------- ---------   ------  ----------  ----------- ----------
 Balance, end of year   $6,283,257 14,025,120 2,046,531  1,711,093  566,811     -        4,328  24,637,140    (375,404) 24,261,736
                         ========= ========== =========  =========  ======= =========   ======  ==========  =========== ==========

See accompanying notes to financial statements.








































                                                       A.P. GREEN INDUSTRIES, INC.
                                                            INVESTMENT PLAN

                                                   Statement of Changes in Net Assets
                                                      Available for Plan Benefits

                                                     Year ended September 30, 1993
                                                                                         USG                               Total
                            Common    Guaranteed  Equity  Balanced  Suspense    Loan    stock      Total                 401(k) &
                            stock       income    index     fund     account  suspense  fund       401(k)      ESOT         ESOT
                            ------    ----------  ------  --------  --------  --------  -----      ------      ----      --------
Additions:
 Employer contributions  $    -           -          -         -         -         -       -           -     1,269,900   1,269,900
 Employee contributions     383,113     514,470    171,995   122,951     -         -       -      1,192,529      -       1,192,529
 Interest and dividends         829     571,289     48,815    75,174   53,504      -      1,532     751,143         75     751,218
 Realized gain (loss)       (42,162)     16,006     39,114   174,864     -         -       -        187,822   (398,481)   (210,659)
 Net appreciation
  (depreciation) of
   marketable
   investments            1,824,299     394,905    118,024  (103,230)    -         -       -      2,233,998  2,352,342   4,586,340
 Transfers from various
   plan funds               103,832     244,358    544,761   258,681  247,358  1,665,691   -      3,064,681      -       3,064,681
 Other miscellaneous
   receipts                      40          30         11         6      (85)     1,188   -          1,190    313,890     315,080
                          ---------  ----------  --------- ---------  -------  --------- ------  ---------- ----------- ----------
   Total additions        2,269,951   1,741,058    922,720   528,446  300,777  1,666,879  1,532   7,431,363  3,537,726  10,969,089
                          ---------  ----------  --------- ---------  -------  --------- ------  ---------- ----------- ----------
Deductions:
 Benefits paid to
   participants              42,741       -          -          -        -     1,594,559   -      1,637,300      3,341   1,640,641
 Fees and expenses            2,868      12,645        109    (5,643)       8      -        (65)      9,922      -           9,922
 Interest expense             -           -          -          -        -         -       -           -       847,534     847,534
 Transfers to various
   plan funds               434,300   1,984,655    222,716    13,902  289,286     72,320  8,544   3,025,723     46,336   3,072,059
                          ---------  ----------  --------- ---------  -------  --------- ------  ---------- ----------- ----------
   Total deductions         479,909   1,997,300    222,825     8,259  289,294  1,666,879  8,479   4,672,945    897,211   5,570,156
   Net increase
     (decrease) in net
     assets available
     for plan benefits    1,790,042    (256,242)   699,895   520,187   11,483      -     (6,947)  2,758,418  2,640,515   5,398,933
Net assets available for
 plan benefits:
 Balance, beginning of
   year                   3,457,736  13,736,712  1,569,489 1,079,536  512,609      -     61,476  20,417,558 (4,513,900) 15,903,658
                          ---------  ----------  --------- ---------  -------  --------- ------  ---------- ----------- ----------
 Balance, end of year    $5,247,778  13,480,470  2,269,384 1,599,723  524,092      -     54,529  23,175,976 (1,873,385) 21,302,591
                          =========  ==========  ========= =========  =======  ========= ======  ========== =========== ==========

See accompanying notes to financial statements.

                                A.P. GREEN INDUSTRIES, INC.
                                     INVESTMENT PLAN

                               Notes to Financial Statements

                                September 30, 1994 and 1993


1)  Summary of Significant Accounting Policies

    (a)  Description of the Plan
         The Plan was created October 1, 1987 through an amendment to the USG Corporation Investment Plan for Salaried Employees (USG Plan). This amendment transferred the portion of the USG Plan assets that applied to the Company and its subsidiaries into a separate defined contribution plan. During 1989, the nonunion hourly employees of the Company's New Braunfels and Kimballton plants became eligible to participate in the Plan. During fiscal year 1991, the nonunion hourly employees of the Company's Ellisville and Pryor plants became eligible to participate in the Plan. Effective October 1, 1994, 125 salaried and nonunion hourly employees of A.P. Green Refractories, Inc. became eligible to participate in the Plan.

         The Plan's 401(k) funds are administered under the terms of a trust agreement with Mercantile Bank of St. Louis N.A. The trust agreement provides, among other things, that the Trustee shall keep account of all investments, receipts and disbursements, and other transactions and shall provide annually a report setting forth such transactions and the status of the funds at the end of the period.

         On October 1, 1989, the Plan was amended to incorporate the establishment of an ESOT feature which is held in trust at LaSalle National Trust, N.A. In conjunction with this amendment, the Company extended a loan to the ESOT to provide for the purchase of 447,760 shares of previously unissued Company common stock at an aggregate purchase price of $10 million. The loan is repayable in 15 annual installments from September 30, 1990 through September 30, 2004 and is collateralized by the shares held in the ESOT. Interest is payable semiannually at 9.5%. The Company will make contributions in cash to the ESOT which, when aggregated with the ESOT's dividends and income, equal the amounts necessary to enable the ESOT to make its regularly scheduled payments of interest and principal due on its term loan.

         Employee contributions are invested by the Trustees in one of four funds:
(a) common stock of the Company (Common Stock Fund); (b) group annuity contracts maintained by The Travelers Insurance Co. and a fixed rate mutual fund maintained by Mercantile Bank of St. Louis N.A. (Guaranteed Income Fund);
(c) an equity index fund which provides investment results that are designed to correspond to the performance of publicly traded common stocks, as represented by the Standard & Poor's 500 Composite Stock Price Index (Equity Index Fund);
or (d) debt and a cash equivalent mutual funds portfolios managed by Mercantile Bank of St. Louis N.A. (Balanced Fund). The Plan also has a Loan Suspense
Fund which allows participating employees to borrow money in the form of interest-bearing promissory notes from the investment plan to be repaid over a period not to exceed five years for general loans or ten years for mortgage loans. Funds invested in the USG Stock Fund represent unvested Company contributions of former participants. Such funds will be reallocated to continuing plan participants at a later date, as defined in the Plan.

                                A.P. GREEN INDUSTRIES, INC.
                                     INVESTMENT PLAN

                               Notes to Financial Statements


         Participant withdrawals are paid from the Suspense Account, which receives cash from the various funds as payments are approved. The funds are invested in money market accounts until disbursement.

         Participants may elect to have their contributions invested 100% in any one fund or 50%-50% between any two funds. Participants can also change their investment election and previous accumulated balances each quarter. To change their investment option, transfer their prior accumulated account to another investment option, increase or decrease the percent of contributions, or make requests for withdrawals, participants are required to provide a 15-day advance notice prior to the end of any quarter. Company contributions are invested only in Company stock. If the Trustees are unable to invest any contributions immediately, the money is temporarily invested in collective investment funds and any earnings of the fund are credited to the participants' accounts. Employees no longer eligible under the Plan are allowed to close their investment plan account and withdraw their funds as provided by law.

         The Plan was amended after the end of the plan year to offer participants a choice of ten investment funds and no limit as to the number of funds which a participant may elect. Also, the investment plan will be valued on a daily basis versus quarterly valuations.

         At September 30, 1994, there were 636 employees participating in one or more of the following plan funds:

                                                                      Number of
                      Fund                                          participants
                      ----                                          ------------

               Common Stock Fund                                        268
               Guaranteed Income Fund                                   335
               Equity Index Fund                                        138
               Balanced Fund                                            100
               ESOP                                                     586

    (b)  Basis of Presentation
         The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting and present the net assets available for plan benefits and changes in those net assets.

    (c)  Investments
         Marketable investments are stated at fair value. The fair value of marketable investments is based on quotations obtained from national securities exchanges. Money market fund investments, not readily marketable or negotiable, are stated at cost, which approximates fair value.

         During 1994 and 1993, the Plan held assets that are in the form of unallocated group annuity contracts managed by the Trustees on behalf of the Plan. These assets were presented at contract value. Contract value represents contributions made under the contract, plus interest at the rate specified in the contract, less benefits paid to participants and expenses. All group annuity contracts were divested during 1994.

                                A.P. GREEN INDUSTRIES, INC.
                                     INVESTMENT PLAN

                               Notes to Financial Statements


         Participant notes receivable are stated at their unpaid balance, which in the opinion of the Plan Administrator approximates fair market value for such investments. Interest paid by participants during the plan year on these balances ranged from 7.63% to 12.00%.

         Securities transactions are recognized on the trade date (the date the order to buy or sell is executed). Dividend income is recorded on the ex dividend date.

There were 784,153 and 780,486 shares of Company common stock at September 30, 1994 and 1993, respectively, held by the Plan.

    (d)  Costs of Plan Administration
         Trustee fees for the 401(k) plan are paid by the Company and trustee fees for the ESOT are paid by the Plan, unless plan assets are not readily available, whereas they are paid by the Company.

    (e)  Prior Year Financial Statements
         Certain prior year balances have been reclassified to conform to current year presentation. The number of shares of Company stock held by the Plan have been restated for the effect of a three-for-two stock split effective December 10, 1993.

(2)  Summary of Significant Plan Provisions
     The Plan is a defined contribution plan sponsored by the Company and certain wholly owned subsidiaries and is subject to the provisions of ERISA. The Plan is structured to incorporate the provisions available under Section 401(k) of the Internal Revenue Code, which allows member and sponsor contributions to be excluded from federal and state income taxation within certain prescribed limits.

    (a)  Contributions
         Company contributions to the Plan are made within the ESOT. A.P. Green Industries, Inc. common stock will be released from the ESOT and allocated to the accounts of participants in the manner set forth in the Plan. As of September 30, 1994, 147,724 shares are allocable or have been allocated to current and former participant accounts. Company contributions are also made to fund interest and principal payments, if necessary. All Company contributions are made conditional upon their deductibility for federal income tax purposes.

    (b)  Participant Accounts
         Mercantile Bank of St. Louis (Mercantile) maintains the following accounts for each participant: (1) elective and voluntary contributions made prior to April 1, 1988,(2) elective and voluntary contributions made under the USG Plan prior to January 1, 1987, (3) elective and voluntary contributions subsequent to April 1, 1988, (4) Company cash contributions, and (5) Company stock contributions. In addition, Mercantile shall maintain subaccounts representing earnings (i.e., income, losses, appreciation, and depreciation) attributable to each respective account discussed above, by participant. Company contributions, plan earnings, and forfeitures are allocated to the participant accounts on a pro rata basis.

                                A.P. GREEN INDUSTRIES, INC.
                                     INVESTMENT PLAN

                               Notes to Financial Statements


         Participants are at all times vested in the portion of their accounts attributable to their elective and voluntary contributions. For the portion of their accounts attributable to Company contributions, participants are fully vested after five years of continuous service.

    (c)  Payment of Benefits
         Under the terms of the Plan, participants retiring or becoming totally disabled become fully vested and are eligible to receive the entire balance in all of the accounts maintained for such participant by the Trustees. Participants terminating employment prior to retirement receive their contributions and the earnings on such contributions, and that portion of the sponsor's account and earnings of such account which is vested. In the event of death, the balances in the participant accounts are fully vested and payable to the designated beneficiary.

         Distributions under the Plan are payable in a lump sum or in periodic installments.

(3)  Summary of Net Assets Available for Plan Benefits
     Net assets available for plan benefits are as follows:

                                                             1994         1993
                                                             ----         ----
 Net assets currently payable for plan benefits         $    307,658     432,778
 Net assets available for plan benefits                   23,954,078  20,869,813
                                                          ----------  ----------
      Total                                             $ 24,261,736  21,302,591
                                                          ==========  ==========

       For regulatory reporting under Form 5500, benefit claims currently payable of $307,658 and $432,778 at September 30, 1994 and 1993, respectively, are categorized as a liability with a corresponding reduction of net assets available for plan benefits.

(4)  Distribution on Termination of the Plan
     The Company reserves the right to terminate the Plan at any time subject to the Plan's provisions. In the event of any termination of the Plan, the account balances of all affected participants shall become nonforfeitable. All unallocated Company shares shall be distributed to the participants according to their pro rata share of plan assets.

(5)  Federal Income Taxes
     The Internal Revenue Service issued its latest determination letter on February 27, 1989, which stated that the Plan qualified under the applicable provisions of the Internal Revenue Code and, therefore, is exempt from federal income taxes. The Plan has been amended subsequent to fiscal 1989. The amended plan instruments have not been submitted to the Internal Revenue Service for a determination that they continue to meet the requirements to qualify for exemption from federal income tax. However, in the opinion of the Plan Administrator and the Plan's counsel, the Plan and trust instruments either (1) continue to satisfy the qualification requirements for tax exemption under the applicable provisions of the Internal Revenue Code, or
(2) can be further amended, retroactively, to continue their tax-qualified status without interruption since the date of the last determination letter.

                                A.P. GREEN INDUSTRIES, INC.
                                     INVESTMENT PLAN

                               Notes to Financial Statements


(6)  Employee Stock Ownership Trust
     As previously stated, Company contributions to the Plan are made within the ESOT. As the Plan makes each scheduled payment of principal, an appropriate percentage of the Company's common stock is allocated to eligible participant accounts, as defined in the agreement. Allocated shares become fully vested once the participant completes five years of continuous service subsequent to becoming a participant of the Plan. The ESOT fund is comprised of the following:

     - The accounts of employees with vested rights in allocated stock (allocated), and

     - Stock not yet allocated to employees (unallocated).

     The ESOT's investment in the Company's common stock at September 30, 1994 and 1993 is presented in the following table:

                                         1994                       1993
                                --------------------      ----------------------
                                Allocable                 Allocable
                                 and/or      Unallo-        and/or       Unallo-
                                allocated     cated        allocated      cated
                                ---------    -------      -----------    -------
  Company Common stock:
     Number of shares             130,680    300,036          106,321    330,039
     Cost                      $2,918,790  6,700,804        2,420,425  7,370,871
     Market                     2,319,570  5,325,639        1,612,546  5,005,570
                                =========  =========        =========  =========

     The number of shares held by the ESOT have been adjusted for the effect of a three-for-two stock split effective December 10, 1993.

(7)  Investments
     Investments of the Plan are comprised of the following:
                                                         1994            1993
                                                         ----            ----
 Investments at fair value based
   on current market value:
    A. P. Green common stock                        $ 13,918,716      11,837,349
    Vanguard Index Trust 500 Beneficial
      Interest - Open End Fund                         2,038,220       2,250,627
    Other                                                566,767         524,092
                                                      ----------      ----------
                                                      16,523,703      14,612,068
                                                      ----------      ----------
 Investments at fair market value based
   on price furnished by Mercantile:
     Mercantile Collective GIC Fund                   13,869,098      10,799,286
     Arch Fund Balanced Portfolio Trust
       issue 90022955                                  1,705,427       1,594,488
                                                      ----------      ----------
                                                      15,574,525      12,393,774
                                                      ----------      ----------
  Investments at contract value:
   The Travelers Insurance Company,
     8.75%, due October 17, 1993                           -           2,445,428
                                                      ----------      ----------
        Total investments                           $ 32,098,228      29,451,270
                                                      ==========      ==========

                                A.P. GREEN INDUSTRIES, INC.
                                     INVESTMENT PLAN

                               Notes to Financial Statements


     Investments which represent 5% or more of the Plan's net assets are separately identified.

     The net change in fair value of investments for the year ended September 30, 1994:

     Investments at fair value based on current market value:
        Common stock                                                  $1,546,931
        Mutual funds                                                      18,746

     Investments at fair market value based on
        price furnished by Mercantile -
           Mutual funds                                                  754,481
                                                                       ---------
                                                                     $ 2,320,158
                                                                       =========

                                                                      Schedule 1
                                                                      ----------

                              A.P. GREEN INDUSTRIES, INC.
                                   INVESTMENT PLAN

                      Item 27(a) - Schedule of Assets Held for
                                 Investment Purposes

                                 September 30, 1994

 Par value
 or number                                                                Fair
 of shares          Description of investment                Cost        value
 ---------          -------------------------                ----        -----

               Common stock:
   430,716*       A.P. Green Industries, Inc.           $  9,619,594   7,645,209
   353,437*       A.P. Green Industries, Inc.              5,082,933   6,273,507
 ---------                                                ----------  ----------

   784,153                                                14,702,527  13,918,716
               Mutual funds:
 1,092,978        Mercantile Collective GIC Fund          12,559,632  13,869,098
                  Vanguard Index Trust 500 Beneficial
    46,727           Interest - Open End Fund              1,705,910   2,038,220
                  Arch Fund Balanced Portfolio Trust
   174,558           issue 90022955                        1,735,287   1,705,427
 ---------                                                ----------  ----------

 1,314,263             Total mutual funds                 16,000,829  17,612,745
 =========                                                ==========  ==========

               Participant notes receivable                  566,767     566,767
                                                          ----------  ----------
                                                        $ 31,270,123  32,098,228
                                                          ==========  ==========
 * Represents investments with a related party.

 See accompanying independent auditors' report.

                                                                                                      Schedule 2
                                                                                                       ----------
                                                A. P. GREEN INDUSTRIES, INC.
                                                      INVESTMENT PLAN

                                   Item 27(d) - Schedule of (5%) Reportable Transactions
                                               Year ended September 30, 1994
     Description of transaction                                                                       Total dollar
     --------------------------                                                                         value of
                                                                                                        payments
                                                                                                        --------
Principal and interest payments on notes
   payable to the Company**                                                                            $ 1,277,437
                                                                                                         =========
                                                       Total                                  Current
                                                      dollar        Total                    value on
                                                     value of   dollar value    Cost of     transaction      Gain/
             Identity                               purchases     of sales       asset          date        (loss)
             --------                               ---------     --------       -----          ----        ------
Single transaction greater than 5%:
   The Travelers Insurance Co. - issue 90020773;
     14808; 8.75%; October 18, 1993                 $   -        2,561,711      2,561,711     2,561,711        -
   Mercantile Arch Collective GIC Fund - issue
     90022149                                        2,190,631       -          2,190,631     2,190,631        -
   Arch Fund Inc. Balanced Portfolio Trust -
     issue 90022955                                  2,561,711       -          2,561,711     2,561,711        -
   Arch Fund Inc. Balanced Portfolio Trust -
     issue 90022955                                     -        2,190,640      2,190,640     2,190,640        -
Series of transactions greater than 5%:
   The Travelers Insurance Co. - issue 90020773;
     14808; 8.75%; October 18, 1993*                   119,549       -            119,549       119,549        -
   The Travelers Insurance Co. - issue 90020773;
     14808; 8.75%; October 18, 1993*                    -        2,564,976      2,564,976     2,564,976        -
   Mercantile Arch Collective GIC Fund -
     issue 90022149*                                 3,176,319       -          3,176,319     3,176,319        -
   Mercantile Arch Collective GIC Fund -
     issue 90022149*                                    -          924,196        851,996       924,196     72,200
   Arch Fund Inc. Balanced Portfolio Trust -
     issue 90022955*                                 6,703,778       -          6,703,778     6,703,778        -
   Arch Fund Inc. Balanced Portfolio Trust -
     issue 90022955*                                     -      13,445,870     13,445,870    13,445,870        -
                                                     =========  ==========     ==========    ==========     ======

* Series of transactions total also includes single transactions detailed above. ** Represents transactions with a related party.
See accompanying independent auditors report.

                                           SIGNATURES

     The Plan.    Pursuant to the requirements of the  Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 A. P. Green Investment Plan



March 7, 1995                                      By: /s/ Gary L. Roberts
                                                       -------------------------
                                                       Gary L. Roberts, Benefits
                                                       Administration Committee:
                                                       Vice President, Chief
                                                       Financial Officer and
                                                       Treasurer of A. P. Green
                                                       Industries, Inc.






                                        EXHIBIT INDEX

Exhibit No.                                   Exhibit
----------                                    --------

   24                                         Consent of Independent Accountants